Exhibit 99.5

IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA ROBERT GARFIELD, : CIVIL DIVISION : : Case No. 0D-17-14222 : PLAINTIFF, : VERIFIED SHAREHOLDER CLASS : ACTION AND DERIVATIVE -AGAINST- : COMPLAINT : DAVID L. PORGES; VICKY A. BAILEY; PHILIP G. BEHRMAN, PH.D.; KENNETH M. BURKE; A. BRAY CARY, JR.; MARGARET K. DORMAN; JAMES E. ROHR; STEVEN T. SCHLOTTERBECK; STEPHEN A. THORINGTON; LEE T. TODD, JR., PH.D.; AND CHRISTINE J. TORETTI, : : : : : : : : : : : : : : : JURY TRIAL DEMANDED Counsel for Plantiff Counsel of Record for this Party: : DEFENDANTS, : Joseph N. Kravec, Jr. : (PA ID No. 68992) -AND- Brendan R. Delaney (PA ID No. 92035) EQT CORP., Feinstein Doyle Payne & Kravec, LCC 429 Fourthy Avenue NOMINAL DEFENDANT. Law & Finance Building, Suite 1300 Pitsburgh, PA 15219 Telephone: (412) 281-8400 Facsimile: (412) 281-1007 Emails: jkravec@fdpklaw.com bdelaney@fdfklaw.com FILED 17 OCT 18 PM 2:41 DEPT OF COURT RECORDS CIVIL/FAMILY DIVISION ALLEGHNY COUNTY PA

IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA ROBERT GARFIELD, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, : CIVIL DIVISION : : Case No. : PLAINTIFF, : JURY TRIAL DEMANDED : -AGAINST- : : DAVID L. PORGES; VICKY A. BAILEY; PHILIP G. BEHRMAN, PH.D.; KENNETH M. BURKE; A. BRAY CARY, JR.; MARGARET K. DORMAN; JAMES E. ROHR; STEVEN T. SCHLOTTERBECK; STEPHEN A. THORINGTON; LEE T. TODD, JR., PH.D.; AND CHRISTINE J. TORETTI, : : : : : : : : : : :  : : : DEFENDANTS, : : -AND- EQT CORP., NOMINAL DEFENDANT. NOTICE TO DEFEND You have been sued in court. If you wish to defend against the claims set forth in the following pages, you must take action within twenty (20) days after this complaint and notice are served, by entering a written appearance personally or by attorney and filing in writing with the court your defenses or objections to the claims set forth against you. You are warned that if you fail to do so the case may proceed without you and a judgment may be entered against you by the court without further notice for any money claimed in the complaint or for any claim or relief requested by the plaintiff. You may lose money or property or other rights important to you. YOU SHOULD TAKE THIS PAPER TO YOUR LAWYER AT ONCE. IF YOU DO NOT HAVE OR KNOW A LAWYER, THEN YOU SHOULD GO TO OR TELEPHONE THE OFFICE SET FORTH BELOW TO FIND OUT WHERE YOU CAN GET LEGAL HELP. LAWYER REFERRAL SERVICE ALLEGHENY COUNTY BAR ASSOCIATION KOPPERS BUILDING, THIRD FLOOR 436 SEVENTH AVENUE PITTSBURGH, PA 15219 TELEPHONE: (412) 261-0518

Plaintiff, by his attorneys, alleges for his Verified Class Action and Derivative Complaint, upon personal knowledge as to himself and his own acts, and upon information and belief as to all other matters, as follows: NATURE OF THE ACTION 1. This is a shareholder class action (the “Action”) brought under Pennsylvania law by Plaintiff Robert Garfield, a shareholder of EQT, Corp. (“EQT” or the “Company”), on behalf of himself and other EQT shareholders, against the members of EQT’s board of directors (the “Individual Defendants” or the “Board”). This is also a derivative action brought by Plaintiff on behalf of Nominal Defendant EQT against the same Defendants. 2. The Action arises from Defendants’ actions in causing EQT to agree to purchase Rice Energy Inc. (“Rice”) (the “Merger”) pursuant to an agreement entered into on June 19, 2017 (the “Merger Agreement”) which benefits EQT’s management and its Board, but is to the detriment of EQT, the Plaintiff, and EQT’s other public shareholders. Pursuant to the Merger Agreement, EQT will issue shares of EQT common stock (the “Share Issuance”) as the consideration to be given to Rice shareholders. EQT will pay an enormous 40 percent premium over Rice’s then current trading price. 3. As Plaintiff further alleges below, EQT’s directors were motivated by their own self-interest to cause the Company to enter into the Merger Agreement. First, during the first half of 2017, a large hedge fund, Jana Partners LLC (“Jana”) began acquiring EQT shares and had acquired 10,000,000 EQT shares as of June 16, 2017. Jana has described its purpose in acquiring EQT shares as, inter alia, to have a dialogue about breaking EQT up into its constituent parts and changing EQT’s board structure and composition. Jana has also vigorously opposed the Merger Agreement, publicly accusing EQT’s directors of overstating its financial 1 benefits by over a billion dollars. As such, pursuing the Merger Agreement became part of a purposeful strategy by EQT’s directors to irrevocably diminish EQT’s business prospects enough to cause Jana to sell its shares and exit as a shareholder. 4. Further, at the time the Merger Agreement was entered, EQT’s management compensation policy was to pay management more for increasing drilling production growth – even if that growth were achieved through an acquisition that was not in the best interest of EQT and its shareholders. Indeed, one study found that at the time the Merger Agreement was entered, it would have caused EPT’s senior management (including CEO Porges and President Schlotterbeck) to receive an additional $50 million in compensation. Additionally, as alleged infra, the compensation of EQT’s board members is already extremely excessive for what is a at most a part time job, and the compensation of public company officers and directors (including those at EQT) is justified and/or determined by, among other things, reference to the size of the compensation of officers and directors of similarly sized “peer companies.” Therefore, for this reason too each of EQT’s board members will personally benefit from the Merger Agreement. 5. The Action also asserts Pennsylvania common law claims against the Defendants for causing EQT to conceal material information from Plaintiff and EQT’s other public shareholders in the registration statement on Form 424B3 (the “Registration Statement”) that Rice and EQT’s directors caused the Company to file with the SEC and mail to Plaintiff and the Company’s other shareholders in conjunction with soliciting shareholders’ votes in support of the Merger Agreement and Share Issuance. JURISDICTION 6. This Court has jurisdiction over this action because it is the Court of general jurisdiction for Allegheny County where EQT is headquartered. Moreover, as alleged in more 2 detail infra, this Court has jurisdiction over each of the Defendants pursuant to 42 Pa.C.S. § § 5301 and 5322(a)(7)(iv) because they serve as directors and/or officers of a corporation incorporated under the laws of Pennsylvania, conduct business in, reside in, are citizens of, or directed their wrongful conduct at, Pennsylvania. 7. Venue is proper in this Court pursuant to Pa. R.C.P. Rule 2179(a)(1) because EQT’s registered office in Pennsylvania is located in Allegheny County at 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222. 8. This Action challenges the internal affairs or governance of EQT and hence is not removable to Federal Court under the Class Action Fairness Act of 2005 or the Securities Litigation Uniform Standards Act (“SLUSA”), 15 U.S.C. § 78bb(f). PARTIES 9. Plaintiff Robert Garfield is a native of western Pennsylvania who had lived here (except for the years 1962 to 1969 when he was in the Air Force) his entire life, until he semiretired and moved to Florida several years ago. Plaintiff Garfield graduated from Grove City College, where he received a Bachelor of Science Degree, and primarily spent his career in the banking and oil and gas businesses. Plaintiff Garfield now spends a portion of his retirement time managing his retirement portfolio, including an investment in EQT. Plaintiff Garfield has continuously owned EQT common stock since on or about June 3, 2016. 10. Nominal Defendant EQT is a Pennsylvania corporation with its registered address located in Allegheny County at 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222. EQT conducts its business through three business segments: EQT Production, EQT Gathering and EQT Transmission. EQT Production is the largest natural gas producer in the Appalachian Basin, based on average daily sales volumes. EQT Gathering and EQT Transmission 3 provide gathering, transmission and storage services for the Company’s produced gas, as well as for independent third parties across the Appalachian Basin, through the Company’s ownership and control of EQT Midstream Partners, LP (EQM) (NYSE: EQM), a publicly traded limited partnership formed by EQT to own, operate, acquire and develop midstream assets in the Appalachian Basin. EQT’s common stock is listed on the New York Stock Exchange under the symbol “EQT.” This Court has jurisdiction over EQT because EQT is incorporated under the laws of, and headquartered in, this Commonwealth. 11. Defendant David Porges (“Mr. Porges” or “CEO Porges”) has served as a director of EQT since 2002, and as Chairman and CEO at all relevant times. In 2016, Mr. Porges received total compensation valued at $9,409,586.00 for serving as an EQT executive which amount was derived in part from reference to the compensation of CEOs of similarly sized corporations. This Court has jurisdiction over Mr. Porges because EQT is headquartered in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 12. Defendant Vickey A. Bailey (“Ms. Bailey”) has served as a member of EQT’s Board since 2004. In 2016, Ms. Bailey received compensation totaling $296,391.00 for part- time service as an EQT director, which entailed attending approximately eight board meetings and four board committee meetings. The amount of Ms. Bailey’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Ms. Bailey because EQT is headquartered in this Commonwealth and because her improper conduct alleged 4 in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 13. Defendant Philip G. Behrman, Ph.D. (“Dr. Behrman”) has served as a member of EQT’s Board since 2008. In 2016, Dr. Behrman received compensation totaling $291,220.00 for part-time service as an EQT director, which entailed attending approximately eight board meetings and fourteen board committee meetings. The amount of Dr. Behrman’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part- time board member is neither usual nor customary. This Court has jurisdiction over Dr. Behrman because EQT is incorporated in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 14. Defendant Kenneth M. Burke (“Mr. Burke”) has served as a member of EQT’s Board since 2012. In 2016, Mr. Burke received compensation totaling $270,145.00 for part-time service as an EQT director, which entailed attending approximately eight board meetings and fourteen board committee meetings. The amount of Mr. Burke’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Mr. Burke because EQT is incorporated in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 15. Defendant A. Bray Cary, Jr. (“Mr. Cary”) has served as a member of EQT’s 5

Board since 2008. In 2016, Mr. Cary received compensation totaling $325,198.00 for part-time service as an EQT director, which entailed attending approximately eight board meetings and fourteen board committee meetings. The amount of Mr. Cary’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Mr. Cray because EQT is incorporated in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 16. Defendant Margaret K. Dorman (“Ms. Dorman”) has served as a director of EQT’s Board since 2012. In 2016, Ms. Dorman received compensation totaling $265,645.00 for part-time service as an EQT director, which entailed attending approximately eight board meetings and ten board committee meetings. The amount of Ms. Dolman’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part- time board member is neither usual nor customary. This Court has jurisdiction over Ms. Dorman because EQT is incorporated in this Commonwealth and because her improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 17. Defendant James E. Rohr (“Mr. Rohr”) has served as a member of EQT’s Board since 1996. In 2016, Mr. Rohr received compensation totaling $294,917.00 for part-time service as an EQT director, which entailed attending approximately eight board meetings and nine board committee meetings. The amount of Mr. Rohr’s compensation was determined and/or justified 6 in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Mr. Rohr because EQT is incorporated in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 18. Defendant Steven T. Schlotterbeck (“Mr. Schlotterbeck”) has served as a member of EQT’s Board since January, 2017. He was appointed President of the Company in 2015 and became the Company’s CEO in March, 2017. In 2016, Mr. Schlotterbeck received total compensation valued at $5,568,752.00 for serving as an EQT executive, which amount was derived in part by reference to the compensation of executives of similarly sized corporations. This Court has jurisdiction over Mr. Schlotterbeck because EQT is incorporated in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 19. Defendant Stephen A. Thorington (“Mr. Thorington”) has served as a member of EQT’s Board since 2010. In 2016, Mr. Thorington received compensation totaling $461,988.00 for serving as an EQT director, which entailed attending approximately eight board meetings and ten board committee meetings. The amount of Mr. Thorington’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Mr. Thorington because EQT is incorporated in this Commonwealth and because his improper conduct alleged in 7 this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 20. Defendant Lee T. Todd, Jr., Ph.D (“Dr. Todd”) has served as a member of EQT’s Board since 2003. In 2016, Dr. Todd received compensation totaling $305,309.00 for part-time service as an EQT director, which entailed attending approximately eight board meetings and fifteen board committee meetings. The amount of Mr. Todd’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Dr. Todd because EQT is incorporated in this Commonwealth and because his improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 21. Defendant Christine J. Toretti (“Ms. Toretti”) has served as member of EQT’s Board since 2015. In 2016, Ms. Toretti received compensation totaling $291,330.00 for part- time service as an EQT director, which entailed attending approximately eight board meetings and six board committee meetings. The amount of Ms. Toretti’s compensation was determined and/or justified in part by reference to the compensation of directors of similarly sized corporations. Nonetheless, compensation of this magnitude solely for serving as a part-time board member is neither usual nor customary. This Court has jurisdiction over Ms. Toretti because EQT is incorporated in this Commonwealth and because her improper conduct alleged in this Complaint occurred in substantial part, was directed at, and/or intended to have its primary effect in, this Commonwealth. 8

DERIVATIVE AND CLASS ACTION ALLEGATIONS 22. Plaintiff brings this Action as a derivative action on behalf of and for the benefit of EQT pursuant to Pa. R.C.P. Rule 1506. 23. In a letter dated August 17, 2017, Plaintiff made a demand upon EQT’s Board, demanding that the Individual Defendants institute a lawsuit asserting the claims alleged herein on behalf of EQT against the Defendants (the “Demand Letter”). EQT’s Board sent a letter rejecting that demand on October 13, 2017 – some two months after it was received and just one day after Defendants scheduled the closing of the Merger for November 9, 2017. 24. Egregiously, in rejecting Plaintiff’s Demand Letter, EQT’s Board failed to follow a single one of the six criteria for responding to a shareholder demand letter articulated by the Supreme Court in Cuker v. Mikalauskas, 547 Pa. 600 (1996).1 Further, compounding the egregious nature of its response, the letter from EQT’s Board cited to only two cases as justification for its rejection of Plaintiff’s Demand Letter, both of which are unpublished and hence are neither “precedential or persuasive” under applicable Allegheny County published case law. 25. Plaintiff also brings this Action as a class action pursuant to Pa. R.C.P. 1702 et seq. on behalf of himself and all public common stock holders of the Company. Excluded from the Class are (1) Defendants, members of the immediate families of the Defendants, their heirs and assigns, and those in privity with them and (2) holders of 5% or more, in the aggregate, of 1 Those criteria are (1) having disinterested directors constitute a special litigation committee (a “SLC”) to consider the demand; (2) whether the SLC was assisted by counsel; (3) whether the SLC prepared a written report; (4) whether the SLC was independent; (5) whether the SLC conducted an adequate investigation; and (6) whether the SLC rationally believed its decision was in the best interests of the corporation (i.e., acted in good faith). Id. at 612. 9

EQT’s stock and their Related Persons (as defined by SEC rules). 26. The members of the Class are so numerous that joinder of all of them would be impracticable. As of September 21, 2017, the Company had approximately 173 million shares of common stock outstanding held by 2,211 holders of record, and thousands of beneficial owners. 27. There are questions of law and fact common to the members of the Class, including whether: (a) the Share Issuance and Merger with Rice pursuant to the Merger Agreement are unfair, inadequate, unreasonable, and/or not in the best interests of the Company and the Class; (b) there is the existence of a right, including a contractual right to vote on an informed basis, by Plaintiff and the Class on the sale of the Company; (c) the Defendants intend and/or intended to harm Plaintiff and the Class by interfering with that contractual right; (d) there is an absence of a privilege or justification for such interference; and (e) the Class has been damaged and the extent to which members of the Class have sustained damages, and what is the proper measure of those damages. 28. Plaintiff will fairly and adequately assert and protect the interests of the Class under the criteria set forth in Pa. R.C.P. 1709. Plaintiff is committed to the vigorous prosecution of this action and has retained counsel competent and experienced in this type of litigation. Plaintiff’s counsel is experienced in this type of litigation and will adequately represent the interests of the Class. Plaintiff does not have any conflicts of interest in the maintenance of the class action. Plaintiff has or can acquire adequate financial resources to assure that the interests of the Class will not be harmed. 10

29. A class action provides a fair and efficient method for adjudication of this controversy under the criteria set forth in Pa. R.C.P. 1708. Common questions of law or fact predominate over any question affecting only individual members. Plaintiff anticipates no difficulty in the management of the action as a class action. Further, the prosecution of separate actions by or against individual members of the class would create a risk of (i) inconsistent or varying adjudications with respect to individual members of the Class which would confront the party opposing the class with incompatible standards of conduct, and (ii) adjudications with respect to individual members of the class which would as a practical matter be dispositive of the interests of other members not parties to the adjudications or substantially impair or impede their ability to protect their interests. 30. This Court is appropriate for the litigation of the claims of the entire Class since EQT is incorporated in Pennsylvania and EQT’s registered business address is located in Allegheny County. 31. The parties opposing the Class have acted or refused to act on grounds generally applicable to the Class, thereby making final equitable or declaratory relief appropriate with respect to the Class. SUBSTANTIVE ALLEGATIONS A. EQT’s Directors Deliberately Cause It to Agree to Overpay for Rice to Benefit Themselves Personally 32. On June 19, 2017, the Individual Defendants cause EQT to announce that it and Rice had entered into the Merger Agreement under which EQT will acquire all of the outstanding shares of Rice common stock for total consideration of approximately $6.7 billion – consisting of 0.37 shares of EQT common stock and $5.30 in cash per share of Rice common stock. EQT will also assume or refinance approximately $1.5 billion of Rice’s net debt and 11 preferred equity. Upon consummation of the Merger, the combined company will become the largest natural gas producer in the United States, and the Individual Defendants will be able to (and upon information and belief intend to) use that to justify and increase their already excessive compensation. 33. In this regard, EQT’s directors were motivated by their own self-interest to cause the Company to enter into the Merger Agreement. As earlier alleged, during the first half of 2017, a large hedge fund, Jana Partners LLC (“Jana”) began acquiring EQT shares and had acquired 10,000,000 EQT shares as of June 16, 2017. Jana has described its purpose in acquiring EQT shares as, inter alia, to have a dialogue about breaking EQT up into its constituent parts and changing EQT’s board structure and composition. Jana has also vigorously opposed the Merger Agreement, publicly accusing EQT’s directors of overstating its financial benefits by over a billion dollars. As such, pursuing the Merger Agreement became part of a purposeful strategy by EQT’s directors to irrevocably diminish EQT’s business prospects enough to cause Jana to sell its shares and exit as a shareholder. 34. Further, at the time the Merger Agreement was entered, EQT’s management compensation policy was to pay management more for increasing drilling production growth – even if that growth were achieved through an acquisition that was not in the best interest of EQT and its shareholders. Indeed, one study found that at the time the Merger Agreement was entered, it would have caused EPT’s senior management (including CEO Porges and President Schlotterbeck) to receive an additional $50 million in compensation. Additionally, as alleged supra, the compensation of EQT’s board members is already extremely excessive for what is a at most a part time job, and the compensation of public company officers and directors (including those at EQT) is justified and/or determined by, among other things, reference to the size of the 12 compensation of officers and directors of similarly sized “peer companies.” As one article has noted: It is well-known that one of the variables most highly correlated with . . . compensation is the size of the company. It doesn’t matter whether company size is measured as assets, market value, sales revenue or number of employees – bigger firms pay more ... way more. See Kevin F. Hallock, “The Relationship Between Company Size and CEO Pay,” WORKSPAN, February, 2011. Therefore, for this reason too each of EQT’s board members will personally benefit from the Merger Agreement. 35. EQT’s President and CEO, Mr. Schlotterbeck, will also personally benefit from the Merger Agreement because the Individual Defendants have publicly admitted in EQT’s 2017 DEF 14A that the largest component of his total compensation (his long-term incentive compensation) is significantly influenced by the Company’s 3-year average production growth, which is poised to significantly increase as a result of the Merger. 36. While the Merger Agreement benefits Mr. Schlotterbeck and the members of the Board, it is to the detriment of EQT and the Company’s public shareholders. In this regard, the Merger Agreement and corresponding Share Issuance will damage EQT’s shareholders because following consummation of the Merger Agreement, EQT shareholders will have their shares significantly diluted from 100% to 65% of the combined Company without receiving fair consideration. Additionally, the Merger will place tremendous strain on the Company. In this regard, the Individual Defendants have publicly admitted that the additional debt EQT will incur to fund the Merger could make the company vulnerable to economic or industry downturn, constrain the Company’s ability to grow and take advantage of strategic business opportunities, and place the Company at a disadvantage to its competitors that are less debt ridden and less leveraged. As alleged, a study commissioned by Jana found that the Individual Defendants have 13 overstated the benefit of the Merger by over a billion dollars. Moreover, the Individual Defendants have already damaged EQT and its public shareholders by causing the Company to agree to preclusive deal protection devices, including a $255 million termination fee to be paid to Rice if the EQT Board changes its recommendation to shareholders that they vote in support of the Share Issuance. 37. Further compounding their breaches of fiduciary duty, the Individual Defendants determined to (and did) ensure that an investment bank with a significant self-interest in the Merger was hired to opine that it was fair to EQUT and its shareholders from a financial point of view. In this regard, the Individual Defendants caused EQT to hire Citigroup Global Markets, Inc. (“Citi”) to opine on the fairness of the consideration that EQT was proposing to pay for Rice while simultaneously hiring it to loan EQT the approximately $1.4 billion cash needed to pay that consideration. Upon information and belief, further driving the Individual Defendants’ decision to hire Citi was the fact that Citi was also the holder of over $12 million of Rice’s common stock at the time it issued its fairness opinion (a fact the Board caused the Company to misrepresent to Plaintiff and other EQT shareholders), thus giving Citi a further incentive to opine that the Merger was fair. Finally, in order to eliminate any remaining uncertainty about whether Citi would opine that the Merger is fair, the Individual Defendants caused EQT to structure its contract with Citi so that Citi would be paid $15 million if the Merger is consummated (in addition to millions of dollars of fees for providing the financing for the Merger), but only $2 million if it is not. Thus, Citi stands to receive many, many millions of dollars only if the Merger is completed, particularly where (as is the case) EQT overpays for Rice causing substantial financing by Citi to be needed. Indeed, EQT is overpaying for Rice by 14 paying an approximately 40 percent premium and Citi has nonetheless opined that such overpayment is “fair.” C. The Defendants’ Actions in Causing EQT to Issue a Materially Misleading and/or Incomplete Registration Statement Violate the Common Law and Constitute an Intentional Interference With the Company’s Shareholders Contractual Right to Vote 38. Additionally, in connection with the Merger Agreement, the members of EQT’s Board are breaching their (and are causing EQT to breach its) fiduciary duties of disclosure to EQT’s shareholders under Pennsylvania law through the issuance of a materially deficient Registration Statement, mailed to EQT shareholders in connection with soliciting votes in support of the Share Issuance. This failure to disclose material information is also an intentional interference with the contractual right of the Company’s shareholders to make a fully informed decision on whether to vote in support of the Share Issuance. In this regard, the Registration Statement is severely deficient because it fails to disclose the following material information: (a) According to the Registration Statement, in connection with the transactions, EQT entered into a commitment letter dated June 19, 2017 (the same date that Citi issued its fairness opinion that the price EQT is paying for Rice is fair to EQT) with Citi (as amended, supplemented or otherwise modified, the “commitment letter”), pursuant to which Citi and certain of its affiliates committed to provide a $1.4 billion senior unsecured 364-day term loan bridge facility (the “Bridge Facility”). Citi and certain of its affiliates will receive compensation for such services. The Proxy Statement is deficient because it fails to disclose that one rationale for the Board’s entering into the commitment letter with Citi was the desire to influence it to opine that the Merger consideration was fair, as well as any other reasons the Board may have had for entering the commitment letter.2 2 In his August 17, 2017 demand letter, Plaintiff also demanded that defendants disclose (i) the amount of compensation that Citi and its affiliates expect to receive for participating in the Bridge Facility, and (ii) how that compensation is calculated. Following receipt of Plaintiff s letter, Defendants disclosed that EQT “currently expects that Citi’s aggregate fees in connection with such financings will range from approximately $8.5 million to $10.5 million based on, among other things, the amount and type of debt securities sold by EQT in connection with the mergers.” 15

Information regarding the conflicts of interests of EQT’s financial advisor is material and must be disclosed. (b) The Registration Statement misrepresents that, “in the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of EQT, Rice, EIG Global Energy Partners, LLC (“EIG”) and their respective affiliates (or portfolio companies, as applicable) for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.” In this regard, as Defendant knew, Citi and its affiliates do in fact hold positions in Rice’s securities. Indeed, as of June 30, 2017, Citi and its affiliates owned over $12 million worth of Rice’s common stock. Thus, the Registration Statement’s representation that Citi “may” own such securities is false. Information regarding the conflicts of interests of EQT’s financial advisor is material and must be disclosed. (c) According to the Registration Statement, concurrently with the execution of the Merger Agreement, EQT entered into a voting agreement with Rice Energy 2016 Irrevocable Trust, Rice Energy Holdings LLC, Daniel J. Rice III, Daniel J. Rice IV, Derek A. Rice and Toby Z. Rice (the “Rice Entities”), pursuant to which each of the named Rice stockholders has agreed, among other matters and upon the terms and subject to the conditions set forth in the voting agreement, to vote all of their shares of Rice common stock in favor of the merger agreement proposal and the other actions contemplated by the Merger Agreement and against any proposal that would reasonably be expected to result in any condition to the consummation of the merger set forth in the merger agreement not being fulfilled. The Registration Statement omits material information because it fails to disclose (a) the percentage of EQT stock that the Rice Entities will collectively hold following consummation of the Merger Agreement (and thus the percent of the stockholder vote “locked up” and (b) the extent of any relationship between each and any of the Rice Entities and Citi and/or its affiliates during the two-year period prior to its opinion, including the amount of any compensation that Citi and/or any of its affiliates has earned from any of the Rice Entities during that time period and any expectation of a future relationship between Citi and its affiliates and any of the Rice Entities. Information regarding the conflicts of interests of EQT’s financial advisor is material and must be disclosed. 16

FIRST CAUSE OF ACTION CLASS CLAIM FOR BREACH OF CONTRACT AND INTENTIONAL INTERFERENCE WITH CONTRACTUAL VOTING RIGHTS (Against the Individual Defendants) 39. Plaintiff repeats and realleges all previous allegations as if set forth in full herein. 40. In acquiring EQT shares, Plaintiff and the other members of the Class acquired a contractual right to have EQT and its directors make full and complete disclosure of material information when they seek shareholder action. This right is found, inter alia, in EQT’s Articles of Incorporation Section 2.1 and in EQT’s Bylaws, Article 1, Section 1.05, particularly when those documents are interpreted in light of the covenant of good faith and fair dealing implicit in every contract governed by Pennsylvania law. 41. By reason of the foregoing allegations, the Individual Defendants have intentionally interfered with that contractual right in the absence of a privilege or justification for such interference. 42. As a result, Plaintiff and the Class have been and will be irreparably harmed. SECOND CAUSE OF ACTION CLASS CLAIM TO ENJOIN THE SALE OF THE COMPANY FOR
FUNDAMENTAL UNFAIRNESS UNDER 15 Pa.C.S. 1105 (Against All Defendants) 43. Plaintiff repeats and realleges all previous allegations as if set forth in full herein. 44. Pursuant to 15 Pa.C.S. § 1105, shareholders in a Pennsylvania corporation are entitled to an injunction against a merger if fundamental unfairness is present. 45. In causing EQT to enter into the Merger Agreement, the Individual Defendants allowed their personal interests in receiving substantial cash payments and other personal 17 incentives to prevail over their duties of care, loyalty, and good faith to the Company. As a result, the Individual Defendants caused the Company to agree to overpay for Rice, which resulted in the fundamentally unfair terms of the Merger Agreement. 46. Further, by causing the Company to issue a materially misleading and deficient Registration Statement, the Individual Defendants have breached EQT’s shareholders rights (and intentionally interfered with EQT’s shareholders rights) to make a fully informed vote on the Share Issuance, which is fundamentally unfair. 47. As alleged above, the Merger Agreement is fundamentally unfair to EQT’s legitimate shareholders with respect to the way the Merger Agreement was negotiated and disclosed to EQT’s shareholders and the economic and financial considerations and consequences of consummation of the Merger Agreement. This Court therefore has the authority under Pennsylvania state and common law to enjoin the sale of the Company to Rice. THIRD CAUSE OF ACTION DERIVATIVE CLAIM FOR BREACH OF FIDUCIARY DUTIES (Against the Individual Defendants) 48. Plaintiff repeats and realleges all previous allegations as if set forth in full herein. 49. By reason of the foregoing, the Individual Defendants have breached their fiduciary duties of, inter alia, good faith, loyalty, fair dealing, and due care to EQT and have acted to put their personal interests ahead of the interests of the Company, rather than making good faith decisions after an adequate investigation. Further, because the Individual Defendants were motivated by their own personal self-interests, 15 Pa.C.S. § 1715(b) is inapplicable. 50. As a result, EQT has and will be harmed. 18

FOURTH CAUSE OF ACTION DERIVATIVE CLAIM FOR FAILURE TO DISCLOSE (Against the Individual Defendants) 51. Under applicable law, the Individual Defendants have a fiduciary obligation to cause the Company to disclose all material facts in the Registration Statement so that shareholders can make an informed decision as to whether to vote their shares in support of the Share Issuance. As alleged in detail above, the Individual Defendants have breached their fiduciary duty through causing the Company to make materially inadequate disclosures and material omissions – a breach of fiduciary duty caused by the motivations alleged above. 52. As a result of these failures to disclose, EQT has and will be irreparably harmed. WHEREFORE, Plaintiff demands judgment as follows: 1. determining that this action is properly maintainable as a class action, and that Plaintiff is a proper class representative; 2. determining that this action is a proper derivative action under Pa. R.C.P. Rule 1506, and that Plaintiff is a proper derivative representative 3. declaring that the Defendants intentionally interfered with shareholders’ rights, including the contractual rights of shareholders to make informed voting decisions, in the absence of a privilege or justification for such interference; 4. declaring that Defendants have breached their duties and obligations to EQT; 5. declaring that the Defendants’ conduct has resulted in or will result in damages to EQT, Plaintiff and the Class; 6. enjoining consummation of the Merger Agreement until trial; 7. awarding Plaintiff and the Class compensatory and/or rescissory damages (in an amount in excess of arbitration limits) as allowed by law; 19

8. awarding interest, attorney’s fees, expert fees and other costs, in an amount to be determined; and 9. granting such other relief as the Court may find just and proper. JURY TRIAL DEMAND Plaintiff hereby demands a trial by jury on all counts of this Complaint that are so triable. Dated: October 18, 2017 Respectfully submitted, FEINSTEIN DOYLE, PAYNE & KRAVEC, LLC By: Joseph N. Rravec, Jr. (PA ID No’. 68992) Brendan R. Delaney (PA ID No. 92035) 429 Fourth Avenue Law & Finance Building, Suite 1300 Pittsburgh, PA 15219 r Telephone: (412) 281-8400 Facsimile: (412) 281-1007 Email: jkravec@fdpklaw.com bdelaney@fdpklaw.com Attorney for Plaintiff Of Counsel: THE BRUALDI LAW FIRM, P.C. Richard B. Brualdi Gaitri Boodhoo 29 Broadway, Suite 2400 New York, New York 10006 Telephone: (212) 952-0602 Facsimile: (212) 952-0608 20

VERIFICATION The undersigned hereby declares under penalty of perjury as follows: 1. That he is Robert Garfield. 2. That he has read the complaint in the above entitled action. 3. That all allegations contained in the complaint as to Robert Garfield and his ownership of shares of FQT Corp, (“EQT” or the “Company”), are true and correct, and that he believes the other facts alleged in the complaint to be true and correct to the best of his knowledge and belief. Robert Garfield